                                                                    EXHIBIT 10.8

                                ESCROW AGREEMENT

      This Escrow Agreement dated as of the effective date (the "Effective Date") set forth on schedule 1 attached hereto ("Schedule 1") by and among the purchaser identified on Schedule 1 (the "Purchaser"), the seller identified on
Schedule 1 (the "Seller") and J.P. Morgan Trust Company, N.A., as escrow agent hereunder (the "Escrow Agent").

WHEREAS, the Purchaser and the Seller have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. APPOINTMENT. The Purchaser and Seller hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. ESCROW FUND. Simultaneous with the execution and delivery of this Escrow Agreement, the Purchaser is depositing with the Escrow Agent the sum indicated as the escrow deposit on Schedule 1 (the "Escrow Deposit"). The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the "Escrow Fund") as directed in Section 3.

3. INVESTMENT OF ESCROW FUND. During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the Investment as indicated and set forth on Schedule 1 or such other investments as shall be directed in writing by both Purchaser and Seller and as shall be acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments will be executed through JPMorgan Fleming Asset Management (JPMFAM), in the investment management division of JPMorgan Chase. Subject to principles of best execution, transactions are effected on behalf of the Escrow Fund through broker-dealers selected by JPMFAM. In this regard, JPMFAM seeks to attain the best overall result for the Escrow Fund, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. Periodic statements will be provided to Purchaser and Seller reflecting transactions executed on behalf of the Escrow Fund. The Purchaser and Seller, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on
Schedule 1 or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of

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any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.

4. DISPOSITION AND TERMINATION. This Escrow Agreement will fulfill the surety bond requirement previously contracted for by the Purchaser and Seller in two farmout agreements (collectively the "Farmout Agreements") entered into on June 17, 2003, one covering the assignment of a participating interest under the Qinnan PSC and the second covering the assignment of a participating interest under the Shouyang PSC. Section 6.4 of both Farmout Agreements requires the Purchaser to provide work performance guarantees in the form of a surety bond of a total of $1 million for the first phase of the exploration period covering costs to be incurred as required under Article 6.5 of the Qinnan Farmout and for the first and second phases of the exploration period covering costs to be incurred as required under Article 6.7 of the Shouyang Farmout. Such surety bond must be submitted within thirty (30) days after the Approval Date, which is the date on which the Ministry of Commerce for the People's Republic of China approves the assignment of the participating interests as detailed in the Farmout Agreements. The Approval Date is March 22, 2004 since the Minister of Commerce approved the assignments on such date, and as a consequence, the surety bond must be submitted on May 14, 2004, which is also the Effective Date of this Escrow Agreement.

In the event the Purchaser is in default, as described in Article 8.1 of the Farmout Agreements, in connection with its obligations under Article 6.5 of the Qinnan Farmout and/or Article 6.7 of the Shouyang Farmout, the Seller shall have the right to give written instructions to the Escrow Agent, directing the Escrow Agent to release to the Seller the amount of the Escrow Funds required to fully satisfy the remainder of such obligations under the Farmout Agreements. Such written instructions shall (1) provide the details of the amount and the reasons for the default under Article 8.1 of the Farmout Agreements and (2) be given by the Seller by one of the Seller's authorized representatives as set forth on
Schedule 2. Such released Escrow Funds shall be directed and utilized by the Seller to satisfy the Purchaser's obligations in accordance with Article 6.5 of the Qinnan Farmout and Article 6.7 of the Shouyang Farmout, and the balance of the Escrow Funds, if any, shall be refunded to the Purchaser. If the Purchaser fully satisfies its obligations under the Farmout Agreements, the Escrow Agent shall release the Escrow Funds to the Purchaser pursuant to the joint written instructions of the Purchaser by one of Purchaser's authorized representatives as set forth on Schedule 2 and of the Seller by one of the Seller's authorized representatives as set forth on Schedule 2. Upon delivery of all of the Escrow Funds by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5. ESCROW AGENT. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or

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investigate the validity, accuracy or content of any such document. The Escrow
Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Purchaser or Seller. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. SUCCESSION. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any actual costs and expenses incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. FEES. The Purchaser agrees to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

8. INDEMNITY. The Purchaser and the Seller shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case

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of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Purchaser or the Seller, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINS. The Purchaser and the Seller each represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service ("IRS") or any other taxing authority is set forth ON THE SIGNATURE PAGE HEREOF. In addition, all interest or other income earned under the Escrow Agreement shall be allocated and/or paid and reported by the Purchaser to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Purchaser. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

10. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

      (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

      (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

      (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11. SECURITY PROCEDURES. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto ("Schedule 2"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, ("Executive Officers"), which shall include the titles of President and CFO, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12. MISCELLANEOUS. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

TAX CERTIFICATION: Taxpayer ID#:    88-0459590
                                 -----------------------------------------------

Customer is a (check one):

_X_ Corporation      ___ Municipality      ___ Partnership      ___ Non-profit or Charitable Org
___ Individual       ___ REMIC             ___ Trust            ___ Other _________________

Under the penalties of perjury, the undersigned certifies that:

(1) the entity is organized under the laws of the United States or _____________ (specify country)

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.


PURCHASER - FAR EAST ENERGY CORPORATION

SIGNATURE: _/S/ BRUCE N. HUFF________________

PRINTED NAME: Bruce N. Huff
TITLE:  Chief Financial Officer

TAX CERTIFICATION: Taxpayer ID#:    98-0091375
                                 -----------------------------------------------

Customer is a (check one):

_X_ Corporation      ___ Municipality      ___ Partnership      ___ Non-profit or Charitable Org
___ Individual       ___ REMIC             ___ Trust            ___ Other _________________

Under the penalties of perjury, the undersigned certifies that:

(1) the entity is organized under the laws of the United States or ____Liberia_____________ (specify country)

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

SELLER - CONOCOPHILLIPS CHINA INC.

SIGNATURE:___/S/ STEVE PARK_________

PRINTED NAME: STEVE PARK

TITLE: _VICE PRESIDENT_____________________________________

J.P. MORGAN TRUST COMPANY, N.A.
AS ESCROW AGENT

BY:__JOSIE HIXON_____________________
      Authorized Signer

14. Schedule 1


EFFECTIVE DATE: MAY 14, 2004

NAME OF PURCHASER: FAR EAST ENERGY CORPORATION
Seller Notice Address: 400 N. Sam Houston Parkway East, Suite 205
Houston, Texas 77060
Purchaser TIN: 88-0459590
Wiring Instructions:

NAME OF SELLER: CONOCOPHILLIPS CHINA INC.
Purchaser Notice Address: Primary Address: 600 North Dairy Ashford Rd., Houston, TX 77079-1175 Copy to: Room 1201 Millenium Tower, No. 38 Xiaoyun Road,
Chaoyang District Beijing 100027 China
Seller TIN: 98-0091375
Wiring Instructions:
15. Escrow Deposit: $1,000,000



INVESTMENT:                     [specify]

      [X]   JPMorgan Chase Bank Money Market Account;

      [ ]   A trust account with JPMorgan Chase Bank;

      [ ] A money market mutual fund, including without limitation the JPMorgan Fund or any other mutual fund for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.
            Fund

ESCROW AGENT NOTICE ADDRESS:        J.P. Morgan Trust Company, N.A.
                                            600 Travis, 11th Floor
                                            Houston, TX 77002
                                            Attention: Josie Hixon

                                    Fax No.: (713) 216-6590


ESCROW AGENT'S COMPENSATION:

                                   SCHEDULE 2

                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Purchaser:

         Name                                       Telephone Number

1.   Bruce N. Huff                            713-586-1896
     ---------------------------------        ----------------------------------
2.   Lynne Watson                             713-586-1900
     ---------------------------------        ----------------------------------
3.   Mike McElwrath                           713-586-1898
     ---------------------------------        ----------------------------------

If to Seller:

         Name                                       Telephone Number

1.   David W. Brown                           281-293-1099
     ---------------------------------        ----------------------------------
2.   Steve M. Park                            81-293-6574
     ---------------------------------        ----------------------------------
3.   Joe Y. Hwang                             8610-8451-8666 ext. 6177
     ---------------------------------        ----------------------------------

Telephone call-backs shall be made to each Purchaser and Seller if joint instructions are required pursuant to this Escrow Agreement.